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                                                                     EXHIBIT 5.1

                               November 21, 2003

LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, New Jersey 07068

Dear Sirs:

This opinion is being provided in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of $400,000,000 aggregate principal amount of debt securities (the "Debt Securities") of Schering-Plough Corporation, a New Jersey corporation (the "Company"), which may be issued pursuant to an indenture in the form of Exhibit
4.2 (the "Indenture") to the Registration Statement on Form S-3 (Registration No. 333-102970), as amended, to be entered into between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The Debt Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. I understand that you are relying upon this opinion in rendering your opinion as an exhibit to the Registration Statement.

In connection with this opinion, I have examined such corporate records, certificates and other documents, including the Certificate of Incorporation, as amended, of the Company, the By-Laws, as amended, of the Company, the Registration Statement and the Indenture, and such questions of law as I have considered necessary or appropriate for the purpose of this opinion. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, and the conformity to original documents of all documents submitted to me as certified or photocopied copies.

I am of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the appropriate officers of the Company have taken all necessary action pursuant to the provisions of the Indenture to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Indenture; (iii) a prospectus supplement, pricing supplement or term sheet has been prepared and filed under the Act describing the terms of the Debt Securities offered thereby complying with all applicable laws; (iv) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (v) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, subject to the following:

          (a) I express no opinion as to the effect of (i) any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law, (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit.
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          (b) To the extent that the obligations of the Company under the
     Indenture may be dependent upon such matters, I have assumed for purposes of this opinion that the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

I am not a member of the Bar of any jurisdiction other than the State of New York and I express no opinion as to the law of any other jurisdiction other than the laws of the State of New York.

I hereby consent to your relying upon this opinion in rendering your opinion which is to be filed as an exhibit to the Registration Statement. I also hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                                 /s/ JOSEPH J. LAROSA
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                                          JOSEPH J. LAROSA
                                          Staff Vice President, Secretary
                                          and Associate General Counsel

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